Exhibit 99.1

Press Release	Source: Surge Global Energy, Inc.

Surge Provides Additional Investor Information to Support Its New Strategic Initiative
Friday February 2, 7:54 pm ET

SAN DIEGO, Feb. 2, 2007 (PRIME NEWSWIRE) -- Surge Global Energy, Inc. (OTC BB:SRGG.OB - News) (``Surge''), and its wholly-owned Canadian subsidiary, Cold Flow Energy, ULC (``Cold Flow''), today provided additional investor information on its website to support its new strategic initiative to pursue low-risk, high-return projects in the Canadian Oil Sands.

By continuing its proposed quest to aggregate and exploit over one billion barrels (net equity and working interest) of net recoverable reserves in large size properties in the Peace River and Athabasca regions of Alberta, Canada, Surge is on the path, over the next three years, to execute its business strategy in the four steps outlined in Surge's January 23, 2007, press release.

Information on Surge's website will assist investors in advance of the scheduled shareholder conference call on February 5, 2007, at 8:00 A.M. Pacific Time. The conference call will be an update of Surge and Peace Oil's proposed exploration activities in Alberta. Shareholders may join the conference call by dialing in using the appropriate phone number below and entering the Conference Bridge number:

Toll Free U.S. Access: 800.391.1709

International Access: 001.310.499.7083

Conference Bridge: 701662

About Surge Global Energy, Inc.

Surge Global Energy, Inc., located in San Diego, California, is on a quest to aggregate and exploit one billion (net) barrels of OBIP of oil sands properties in the Peace River and Athabasca regions of Alberta, Canada. For more information on the company please visit http://www.SurgeGlobalEnergy.com.

The Surge Global Energy, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=2471

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility Signet will not determine it is feasible to drill all 10 wells at Sawn Lake in Alberta, Canada or that if Signet does drill, it will not discover oil or gas in the quantities the Company currently anticipates. Other risks and uncertainties of the Company's business could cause actual results to differ and are discussed under the heading ``Risk Factors'' and in other sections of the Company's SB-2 filed with the SEC on December 20, 2006, the Company's Form 10-K for the 2005 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

Contact:
Surge Global Energy, Inc.
Investor Relations:
William Greene, Chief Financial Officer
(858) 704-5009 (Direct)
Fax: (858) 704-5011
bgreene@surgeglobalenergy.com
Media Relations:
Sheila Rockwell, Controller
(858) 704-5012 (Direct)
Fax: (858) 704-5013
srockwell@surgeglobalenergy.com